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                                                                   EXHIBIT 10.19

                           THOMAS & BETTS CORPORATION

                 NONEMPLOYEE DIRECTORS EQUITY COMPENSATION PLAN


1. PURPOSE

         The purpose of the Thomas & Betts Corporation Nonemployee Directors Equity Compensation Plan (the "Plan") is to aid the Company and its subsidiaries in securing and retaining nonemployee directors of outstanding ability and to motivate them to exert their best efforts to achieve the long-term goals of the Company. The Company believes that the ownership or increased ownership of the Company's Common Stock by nonemployee directors will further align their interests with those of the Company's other shareholders and will promote the long-term success of the Company.

2. DEFINITIONS

         Unless the context clearly indicates otherwise, for purposes of the Plan, the following terms shall have the respective meanings indicated below:

         "ACCOUNT" means a Stock Account.

         "AWARD" means an award granted under the Plan, which may be in the form of Restricted Shares, Common Stock, Stock Credits or a Stock Option.

         "BOARD OF DIRECTORS" means the Board of Directors of the Company.

         "BOARD YEAR" means a year beginning with the day on which the annual meeting of the shareholders of the Company (the "Shareholders' Meeting") is held, and ending on the day prior to the annual Shareholders' Meeting in the next calendar year.

         "BUSINESS DAY" means a day except for a Saturday, Sunday or a legal holiday.

         "CODE" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

         "COMMON STOCK" means the common stock, par value $0.10 per share, of the Company.

         "COMMON STOCK AWARD" means a grant of Common Stock under the Plan.

         "COMPANY" means Thomas & Betts Corporation, a Tennessee corporation.

         "COMPENSATION" means retainer fees for service on, and fees for attendance at meetings of, the Board and any committees thereof, which are payable to a Participant during a Plan Year.

         "ELECTIVE STOCK ACCOUNT" means a bookkeeping account, which reflects the Compensation deferred by a Participant pursuant to Section 15.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended. A reference to any provision of the Exchange Act or rule promulgated under the Exchange Act shall include reference to any successor provision or rule.


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         "FAIR MARKET VALUE" means the average of the high and the low sales prices of the Common Stock as reported on the New York Stock Exchange. In the event that such method for determining Fair Market Value is not practicable, then the Committee shall determine the Fair Market Value of the Common Stock in such manner as it deems appropriate.

         "NONELECTIVE STOCK ACCOUNT" means a bookkeeping account which reflects the deferred fees credited pursuant to Section 16.

         "NON-QUALIFIED OPTION" means a Stock Option that is not an incentive stock option under the Code.

         "PARTICIPANT" means any individual who is elected a director of the Company and who is not an employee of the Company or any of its subsidiaries or affiliates, unless otherwise determined by the Committee.

         "PLAN YEAR" means the calendar year.

         "RESTRICTED SHARES" means shares of Common Stock granted under the Plan that are subject to certain restrictions as provided in Section 8.

         "RESTRICTED STOCK AWARD" means a grant of Restricted Shares under the Plan.

         "SECTION 16(b)" means Section 16(b) of the Exchange Act.

         "STOCK ACCOUNT" means an Elective Stock Account or a Nonelective Stock Account.

         "STOCK CREDIT" means a credit to a Stock Account, calculated pursuant to Sections 15 or 16.

         "STOCK OPTION" is a right granted under the Plan to purchase a specified number of shares of Common Stock at a specified price.

3. TERM OF THE PLAN

         The Plan shall be effective as of the date on which it is approved by the Company's shareholders. Unless the Plan is earlier terminated in accordance with the provisions hereof, no Award shall be granted under the Plan after May 5, 2014. Termination of the Plan shall have no effect on outstanding Stock Options, restrictions on Restricted Shares or amounts credited to an Account prior to the date of such termination.

4. ADMINISTRATION OF THE PLAN

         (a) The Committee. The Plan shall be administered by those members, not less than two, of the Nominating and Governance Committee of the Board of Directors, each of whom qualifies as a "non-employee director" as defined in
Section 16(b) (the "Committee").

         (b) Authority of the Committee.

                  (1) Subject to the provisions of the Plan, the Committee shall have sole and complete authority and discretion to: (i) make Awards; (ii) determine the types of Awards and the number of shares of Common Stock covered by Awards; (iii) establish the terms, conditions, restrictions and other


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                           provisions of Awards; and (iv) amend, modify, cancel
                           or suspend Awards. Notwithstanding any other provision of this Section 4(b) or Section 7(b), the Committee's discretion with respect to Elective Stock Credits and Accounts shall be limited so as not to cause such Awards to fail to be formula-type awards for purposes of Section 16(b)

                  (2) The Committee shall have sole and complete authority and discretion to interpret the Plan and all agreements and other documents and instruments relating to Awards, to adopt, amend and rescind rules for the administration of the Plan and to make such other determinations and take such other actions that it deems necessary or advisable for the effective administration of the Plan.

                  (3) All decisions of the Committee relating to the Plan or any Award shall be final, conclusive and binding on all persons. Committee decisions shall be made by a majority of its members present at any meeting at which a quorum is present. Any decision reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting duly held.

         (c) Limitation of Liability. Neither the Board of Directors nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan or any Award. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company.

5. TYPES OF AWARDS

         The Committee may award shares of Common Stock, Stock Options and Restricted Shares under and subject to the provisions of the Plan.


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6. STOCK SUBJECT TO THE PLAN

         (a) Restricted Shares. The maximum number of shares of Common Stock available to be issued under the Plan pursuant to Restricted Stock Awards is 100,000 shares (subject to adjustment as provided in Section 12).

         (b) Stock Options. The maximum number of shares of Common Stock that may be optioned and sold under the Plan pursuant to Stock Options is 750,000 shares (subject to adjustment as provided in Section 12).

         (c) Common Stock. The maximum number of shares of Common Stock available to be issued under the Plan pursuant to Common Stock Awards is 100,000 shares (subject to adjustment as provided in Section 12).

         (d) Stock Credits. The maximum number of shares of Common Stock available to be issued under the Plan pursuant to Stock Credits is 750,000 shares (subject to adjustment as provided in Section 12).

         (e) Restoration of Shares. To the extent any shares of Common Stock covered by an Award are forfeited, not issued or cease to be issuable for any reason, including, without limitation, because the Award is terminated, canceled or expires in whole or in part unexercised, then such shares of Common Stock may again be used for further Awards under the Plan.

         (f) Source of Stock. Shares of Common Stock issued under the Plan may consist, in whole or in part, of authorized but unissued shares. No fractional shares of Common Stock shall be issued under the Plan.

7. ELIGIBILITY AND PARTICIPATION IN THE PLAN

         (a) Eligible Recipients. Unless otherwise determined by the Committee, any person who is elected a director of the Company and is not an employee of the Company, or any subsidiary or affiliate of the Company is eligible to participate in the Plan.

         (b) Grant of Awards. Except as provided in Section 15 and Section 16, the Committee shall, in its sole and complete discretion and subject to the provisions of the Plan, (1) determine the type of Award to be granted and (2) determine and establish the terms, provisions, conditions and restrictions of each Award, including the number of shares of Common Stock subject to the Award. Subject to the provisions of the Plan, Awards may be granted singly or in combination with other Awards or in combination with, in replacement of, as alternatives to or as the payment form for grants or rights under any other compensation plan, contract or agreement of the Company or any subsidiary.

         (c) No Right to Receive Award. No nonemployee director shall have any right to receive an Award or, having received an Award, to receive a future Award.


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         (d) Rights of Nonemployee Directors.

                  (1) Neither the Plan nor any Award shall (i) confer upon any nonemployee director any right to continue serving as a director of the Company or be nominated for re-election to the Board, or (ii) limit in any way the right of the shareholders or the Board of the Company to remove a director.

                  (2) No person shall have any rights or claims under or pursuant to the Plan, except in accordance with the provisions of the Plan.

8. PROVISIONS APPLICABLE TO RESTRICTED STOCK AWARDS

         (a) Terms, Conditions and Restrictions. The Committee shall establish the terms, conditions, restrictions and other provisions of each Restricted Stock Award. Shares subject to a Restricted Stock Award shall be restricted during such period of time and prior to satisfaction of such conditions, if any, as the Committee shall determine (the "Restriction Period"). Except as provided in 8(f) below or otherwise determined by the Committee, the Participant must remain a director of the Company during the Restriction Period or otherwise forfeit all rights, title and interest in and to the Restricted Stock.

         (b) Agreements; Stock Legend. Each Restricted Stock Award will be evidenced by a written or electronic agreement, in such form as may be specified by the Committee, issued by the Company and setting forth the terms, conditions, restrictions and other provisions of such Award. As a condition to receiving a Restricted Stock Award, each proposed recipient must execute and deliver such agreement to the Company. Certificates for Restricted Shares may, if the Committee so determines, bear a legend referring to the restrictions and the instruments to which such shares are subject.

         (c) Rights with Respect to Shares. A Participant who receives a Restricted Stock Award shall have all rights of ownership with respect to such underlying shares of Common Stock, including the right to vote such shares and to receive any dividends paid thereon, subject, however, to the provisions of the Plan, the agreement relating to the Restricted Stock Award and any legend on the certificate for such shares. Until such time as any restrictions imposed pursuant to Section 8(a) on any Restricted Shares shall terminate, the Company or its designee will hold the certificate(s) for such Restricted Shares in escrow on such Participant's behalf.

         (d) Transferability Restriction. Shares of Common Stock subject to a Restricted Stock Award may not be sold, pledged, assigned, exchanged, encumbered, hypothecated, transferred or disposed of in any manner during the Restriction Period applicable thereto.

         (e) Additional Shares Received With Respect to Restricted Shares. Any shares of Common Stock or other securities of the Company received by a Participant as a stock dividend on, or in connection with a stock split or combination, share exchange, reorganization, recapitalization, merger, consolidation or otherwise with respect to, shares of Common Stock received as a Restricted Stock Award shall have the same status, be subject to the same restrictions and bear the same legend, if any, as the shares received pursuant to the Restricted Stock Award.


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         (f) Lapse of Restrictions. Unless otherwise determined by the
Committee, any restrictions imposed pursuant to Section 8(a) on Restricted Shares shall terminate with respect to such shares on the earliest to occur of the following:

                  (1) the expiration of the Restriction Period (including pursuant to Section 13(b)(1) below);

                  (2) the Participant's retirement from the Board in accordance with the Board's retirement policy;

                  (3) the Participant's permanent disability (or six months after the date of the Award, if later); or

                  (4)      the Participant's death.

Upon the termination of such restrictions, the certificates for such shares of Common Stock shall be released from escrow and delivered to the Participant or, in the event of the Participant's death, the Participant's personal representative and any legend on such certificates shall be removed.

9. PROVISIONS APPLICABLE TO STOCK OPTIONS

         (a) Limit on Awards. No Participant shall receive Stock Options for more than 15,000 shares of Common Stock (subject to adjustment as provided in Section 12) during any Board Year.

         (b) Agreements. Each Stock Option will be evidenced by a written or electronic agreement, in such form as may be specified by the Committee, issued by the Company and setting forth the terms, conditions and other provisions of the Stock Option, including the number of shares of Common Stock covered by the Stock Option, the exercise price per share, the term of the Stock Option and the vesting schedule. A Participant may not exercise a Stock Option until he or she executes and delivers such agreement to the Company.

         (c) Terms and Conditions. All Stock Options shall be subject to the following terms and conditions and to such other terms and conditions consistent with the terms of the Plan as the Committee shall determine:

         (1) Option Price. The exercise price per share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant.

         (2) Time of Exercise of Option. Each Stock Option shall be exercisable during and over such period, ending not later than ten years from the grant date, as determined by the Committee. Unless otherwise determined by the Committee, no Stock Option shall be exercisable prior to the first anniversary of the grant date, except as provided in Sections 9(c)(4) and 13(b)(2) below.

         (3) Method of Exercise and Payment. Each Stock Option may be exercised by giving notice to the Company (or a designated broker) in a form acceptable to the Company, specifying the number of shares to be purchased and, in the case of


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                  exercise through the Company, accompanied by payment in full
                  (including applicable taxes, if any) in cash therefore. No Stock Option shall be exercised for less than the lesser of 50 shares or the full number of shares for which the Stock Option is then exercisable. No Participant shall have any rights to dividends or other rights of a shareholder with respect to shares subject to his or her Stock Option until he or she has paid in full for such shares and a stock certificate has been issued to him or her for such shares.

         (4)      Rights After Termination of Directorship.

                  (i) Retirement. Unless otherwise determined by the Committee, if a Participant's directorship terminates by reason of his or her retirement in accordance with the Board's retirement policy, the Participant's Stock Option may thereafter be exercised in full (except that no Stock Option may be exercised less than six months from the grant date) for the stated period of the Stock Option, provided, however, that if the Participant dies, any unexercised Stock Option, to the extent to which it was exercisable at the time of the Participant's death, may thereafter be exercised by the legal representative of the estate or by the legatee of the Stock Option under the last will for a period of 12 months from the date of the Participant's death or the expiration of the stated period of the Stock Option, whichever period is the shorter.

                  (ii) Disability. Unless otherwise determined by the Committee, if a Participant's directorship terminates by reason of permanent disability (as defined in Section 22(e)(3) of the Code), the Participant's Stock Option may thereafter be exercised in full (except that no Stock Option may be exercised less than six months from the grant date) for the stated period of the Stock Option; provided, however, that if the Participant dies after such termination, any outstanding Stock Option may thereafter be exercised by the legal representative of the estate or by the legatee of the Stock Option under the last will for a period of 12 months from the date of the Participant's death or the expiration of the stated period of the Stock Option, whichever period is the shorter.

                  (iii) Death. Unless otherwise determined by the Committee, if a Participant's directorship terminates by reason of the Participant's death, the Participant's Stock Option may thereafter be exercised in full by the legal representative of the estate or by the legatee of the Stock Option under the last will for a period of 12 months from the date of the Participant's death or the expiration of the stated period of the Stock Option, whichever period is the shorter.

                  (iv) Other. Unless otherwise determined by the Committee, if a Participant's directorship terminates for any reason other than death, retirement or permanent disability (as described above), the Participant's Stock Option may thereafter be exercised, to the extent exercisable on the date of such termination, for a period of 60 days from the date of such


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                           termination or the expiration of the stated period of
                           the Stock Option, whichever period is the shorter.

         (d) Transferability Restriction. Unless otherwise determined by the Committee, a Stock Option by its terms shall be personal and may not be sold, pledged, assigned, exchanged, encumbered, hypothecated, transferred or disposed of in any manner by the Participant other than by will or by the laws of descent and distribution. During a Participant's lifetime, only the Participant or a duly appointed legal representative may exercise the Stock Option, unless otherwise determined by the Committee.

         (f) Repricing Prohibited. Neither the Committee nor the Company shall "reprice" outstanding Stock Options for any reason. For purposes of the Plan, a "repricing" means lowering the exercise price per share of an outstanding Stock Option or any other action that has the same effect or is treated as a repricing under generally accepted accounting principles and includes, without limitation, a tandem cancellation of a Stock Option at a time when its exercise price per share exceeds the fair market value of the underlying Common Stock and exchange for another option or other equity security (unless such cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction).

         (g) Use of Proceeds. Proceeds received by the Company pursuant to the exercise of Stock Options shall constitute general funds of the Company.

10. COMPLIANCE WITH APPLICABLE LAWS; INVESTMENT REPRESENTATION

         Notwithstanding any other provision of the Plan or any agreement relating to a particular Award, the Company shall have no obligation to issue any shares of Common Stock under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any shares of Common Stock under the Plan, the Company may require a written statement that the Participant is acquiring such shares for his or her own account for investment and not for the purpose or with the intention of distributing the shares or any part thereof. The certificates representing shares of Common Stock issued under the Plan may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws and regulations and to reflect any restrictions on transfers.


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11. PROHIBITION ON LOANS

         The Company shall not loan funds to any Participant for the purpose of paying the exercise price associated with any Stock Option or for the purpose of paying any taxes associated with the issuance, exercising or vesting of any Award.

12. CHANGES IN CAPITALIZATION

         If the event of any stock dividend, stock split, share combination, spin-off, exchange or reclassification, recapitalization, merger, consolidation or other corporate reorganization affecting the Common Stock, (a) the number and kind of shares that have been issued and that may thereafter be issued under the Plan (as limited by Sections 6(a)-(d) and 9(a)), (b) the exercise prices and the number and kind of shares subject to outstanding Stock Options and (c) such other terms of Stock Options as the Committee deems appropriate, shall be appropriately and equitably adjusted by the Committee in its sole and complete discretion. The number and kind of shares underlying Restricted Stock Awards still subject to a Restriction Period shall be adjusted in the same manner as issued shares of Common Stock not subject to a Restriction Period.

         If at any time the number of outstanding shares of Common Stock shall be increased as the result of any stock dividend, stock split, subdivision or reclassification of shares, the number of Stock Credits with which each Stock Account of a Participant is credited shall be increased in the same proportion as the outstanding number of shares of Common Stock is increased. If the number of outstanding shares of Common Stock shall at any time be decreased as the result of any combination, reverse stock split or reclassification of shares, the number of Stock Credits with which each Stock Account of a Participant is credited shall be decreased in the same proportion as the outstanding number of shares of Common Stock is decreased. In the event the Company shall at any time be consolidated with or merged into any other corporation and holders of shares of Common Stock receive shares of the capital stock of the resulting or surviving corporation (or any consideration other than shares of capital stock), there shall be credited to each Stock Account of a Participant, in place of the Stock Credits then credited thereto, new Stock Credits in an amount equal to the product of the number of shares of capital stock (or consideration other than shares of capital stock) exchanged for one share of Common Stock upon such consolidation or merger and the number of Stock Credits with which such Account then is credited.

13. CHANGE OF CONTROL

         (a) Definition. For the purpose of the Plan, a "Change of Control" shall, without limitation, be deemed to have occurred if:

                  (1) A third person, including a "group" as such term is used in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of 25% or more of the combined voting power of the Company's outstanding voting securities ordinarily having the right to vote for the election of directors of the Company;

                  (2) Individuals who were members of the Board of Directors immediately prior to the execution of an agreement providing for a transaction listed in


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                           (3) below cease for any reason to constitute at least
                           a majority of the Board, provided that any person becoming a director subsequent to the date of such agreement whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the directors comprising the Board as of such date (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) shall be considered as though such person were a member of the Board as of such date;

                  (3) The consummation of (i) any consolidation, share exchange, merger or amalgamation of the Company as a result of which the individuals and entities who were the respective beneficial owners of the outstanding common stock of the Company and the voting securities of the Company immediately prior to such consolidation, share exchange, merger or amalgamation do not beneficially own, immediately after such consolidation, share exchange, merger or amalgamation, directly or indirectly, 50% or more, respectively, of the common stock and combined voting power of the voting securities entitled to vote of the company resulting from such consolidation, share exchange, merger or amalgamation; or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets or earning power of the Company; or

                  (4) The approval by the shareholders of a plan of complete liquidation or dissolution of the Company.

         (b) Effect of Change of Control. Notwithstanding any other provision of the Plan, upon a Change of Control:

                  (1) Restricted Shares. In the event of a Change of Control, the Restriction Periods with respect to all outstanding Restricted Shares shall immediately lapse.

                  (2) Stock Options. In the event of a Change of Control, all outstanding Stock Options shall become fully vested and immediately exercisable. The surviving or successor corporation (if any) shall assume each outstanding Stock Option or substitute a new stock option for each outstanding Stock Option; provided, however, that the Committee may terminate all or a portion of outstanding Stock Options, effective immediately after the Change of Control, if it determines that such termination is in the best interest of the Company. If the Committee decides so to terminate outstanding Stock Options, the Committee shall give each Participant holding a Stock Option to be terminated not less than seven days' notice prior to any such termination.


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14. CANCELLATION OF OUTSTANDING OPTIONS

         If the Committee determines that application of an accounting standard in compliance with any statement issued by the Financial Accounting Standards Board concerning the treatment of Stock Options would have a significant adverse effect on the Company's financial statements because of the fact that Stock Options granted before the issuance of such statement are subject to new accounting rules, then the Committee in its absolute discretion may cancel and revoke all outstanding Stock Options to which such adverse effect is attributed and the holders of such Stock Options shall have no further rights in respect thereof. Such cancellation and revocation shall be effective upon written notice by the Committee to the holders of such Stock Options.

15. ELECTIVE FEE DEFERRALS

         (a) Election to Participate.

         Each Participant, and each first-time nominee for director who is not an employee of the Company or any of its subsidiaries or affiliates, may elect to defer payment of all or any portion of his or her Compensation that is payable during any Plan Year. Such election must be made prior to the date that services are rendered in the Plan Year in which such Compensation otherwise would be paid.

         An election to defer any Compensation shall be: (i) in writing; (ii) delivered to the Committee or to the Secretary of the Company; and (iii) irrevocable with respect to the amount of Compensation to be deferred in a current Plan Year. If a director does not elect to defer Compensation payable to him or her during a Plan Year, all such Compensation shall be paid directly to such director in accordance with resolutions adopted by the Board from time to time.

         (b) Mode of Deferral.

                  (1) All Compensation subject to a deferral election shall be deferred in to an Elective Stock Account maintained in the name of the Participant. Separate Elective Stock Accounts, shall be established for a Participant for each such Plan Year only to the extent necessary to reflect the Participant's distribution elections under Section 17(a) or beneficiary designations under Section 17(e).

                  (2) Compensation deferred to an Elective Stock Account shall result in Stock Credits.

         (c) Elective Stock Account. The Elective Stock Account of a Participant shall be credited, as of the day of the Plan Year on which the deferred Compensation otherwise would have been payable to such Participant, with Stock Credits equal to the number of shares of Common Stock (including fractions of a share) that are equal in value to the amount of such deferred Compensation, using the Fair Market Value of shares of Common Stock on such day.

                  As of the date any dividend is paid to holders of shares of Common Stock, such Elective Stock Account shall be credited with additional Stock Credits equal to the number of shares of Common Stock (including fractions of a share) that are equal in value, using the Fair Market Value of shares of Common Stock on the dividend payment date, to the amount which


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would have been paid as dividends on that number of shares (including fractions of a share) of Common Stock which is equal to the number of Stock Credits attributed to such Elective Stock Account as of the record date for the dividend payment. In the case of dividends paid in property other than cash, the amount of the dividend shall be deemed to be the fair market value of the property at the time of the payment of the dividend, as determined in good faith by the Committee.

16. NONELECTIVE FEE DEFERRALS

         (a) Nonelective Stock Credits. The Committee shall determine the number of Stock Credits, if any, to be credited to a Participant's Nonelective Stock Account with respect to a Board Year.

         (b) Nonelective Stock Accounts. Separate Nonelective Stock Accounts shall be established for a Participant for each Plan Year for which he or she is entitled to Stock Credits under this Section 16 only to the extent necessary to reflect the Participant's distribution elections under Section 17(a) or beneficiary designations under Section 17(e). Additional Stock Credits attributable to dividends on Common Stock shall be credited to the Nonelective Stock Accounts of Participants in the manner described in Section 15.

17. DISTRIBUTION OF ACCOUNTS.

         (a) Election of Time and Method of Payment.

         Distribution of each Stock Account of a Participant shall commence, in accordance with the Participant's election, as of (i) one month following such Participant's termination of service as a director or (ii) January 15 of the Plan Year following the Plan Year in which the Participant's service as a director ceases, provided, however, that distribution of an Elective Stock Account may not commence within six months of the date a deferral election was made under Section 15 to defer Compensation to such Account. If the date elected by a Participant for commencement of such distribution is not a Business Day, such distribution shall commence as of the next succeeding Business Day.

         Distribution of each Stock Account shall be made, in accordance with the Participant's election with respect to such Account, in a lump sum or in a number of annual installments (not to exceed 10). If no such election is made, distribution shall be made in a lump sum. Such payment or payments shall be in amounts determined pursuant to Section 17, and shall be made as of the date specified pursuant to Section 17(a), and such date of each succeeding Plan Year as applicable.

         A Participant's elections pursuant to Section 17(a) must be in writing and be delivered to the Committee, or the Secretary of the Company, with such Participant's election to participate in the Plan for the applicable Plan Year. A Participant may change such election with respect to the time and method of payment if (i) the distribution of a Stock Account pursuant to such changed election is approved in advance by the Committee, and (ii) such election change is in writing and is received by the Committee, or the Secretary of the Company, at least 15 months before the


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

earlier of (A) the date on which the Participant's service as a director ceases, or (B) if applicable, any earlier distribution date specified by the Participant in his or her original election under Section 17(a).

         (b) Distribution in Common Stock.

         Distribution of a Participant's Stock Accounts shall be made in cash or in Common Stock, as determined by the Committee, except that the value of any fractional share shall be paid in cash based on the Fair Market Value of the Common Stock on the date of distribution.

         (c) Installment Amount.

                  The amount of each installment with respect to a Stock Account of a Participant shall be the number of whole and fractional shares of Common Stock that is equal to the product of the current number of Stock Credits attributed to such Stock Account and a fraction, the numerator of which is one and the denominator of which is the number of installments yet to be paid. Distribution shall be made in the manner provided in Section 17(a).

         (d) Severe Financial Hardship. Notwithstanding any other Section of the Plan, at the written request of a Participant or a Participant's legal representative, the Committee, in its sole discretion upon a finding that continued deferral will result in severe financial hardship to the Participant, may authorize (i) the payment of all or a part of a Participant's Stock Account(s) in a single installment prior to the distribution commencement date(s) for such Account(s) elected by the Participant pursuant to Section 17, or (ii) the acceleration of payment of any multiple installments thereof.

         (e) Distribution Upon Death. Notwithstanding any other provision of this Plan, upon the death of a Participant, the Committee shall distribute all of such Participant's Accounts in a single installment to such person or persons or the survivors thereof, including corporations, unincorporated associations or trusts, as the Participant may have designated. All such designations shall be made in writing and delivered to the Committee. A Participant may from time to time revoke or change any such designation by written notice to the Committee. If there is no designation on file with the Committee at the time of the Participant's death, or if the person or persons designated therein shall have all predeceased the Participant or otherwise ceased to exist, or if there is a dispute among designees of a Participant, such distributions shall be made to the executor or administrator of the Participant's estate. Any distribution under this Section 17(e) shall be made as soon as practicable after the Committee is notified of the Participant's death or is satisfied as to the identity of the appropriate payee, whichever is later. A Participant's Stock Account(s) shall be distributed as provided in Section 17.

         (f) Withholding Taxes. The Company shall deduct from all distributions under the Plan any taxes required to be withheld by federal, state, or local governments.


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

18. ADMINISTRATION OF DEFERRED COMPENSATION

         (a) Elections, Notices. All elections and notices required to be provided to the Committee under the Plan must be in such form or forms prescribed by, and contain such information as is required by, the Committee.

         (b) Funding. All amounts payable under the Plan shall constitute a general unsecured obligation of the Company. The Board may, however, in the event of a change of control of the Company or for administrative reasons, fully fund the Accounts by means of a contribution to the Thomas & Betts Corporation Agreement and Plans Trust dated May 20, 1988, as amended (the "Rabbi Trust"), or other "rabbi" trust selected by the Committee.

         (c) Status of Participants. Stock Credits are not, and do not constitute, shares of Common Stock;. No right as a holder of shares of Common Stock shall devolve upon a Participant by reason of his or her Account.

         (d) Statement of Accounts. In February of each Plan Year, each Participant in the Plan during the immediately preceding Plan Year shall receive a statement of his or her Accounts under the Plan as of December 31 of such preceding Plan Year. Such statement shall be in a form and contain such information as is deemed appropriate by the Committee.

19. AMENDMENTS

         The Board of Directors or the Committee may suspend or terminate the Plan at any time and the Committee may amend or modify the Plan and amend, modify, cancel or suspend any Award at any time and from time to time; provided, however, that without the consent of the Participant affected, no such suspension, termination, cancellation, amendment or modification may materially impair the rights of any Participant under any Award theretofore granted or stock credits credited, except as provided in Section 13(b)(2) and Section 14 above. Notwithstanding the foregoing, without the requisite vote of the Company's shareholders, no such amendment or modification may:

         (a) increase the total number of shares of Common Stock issuable under the Plan pursuant to Section 6 (except as provided in Section 12);

         (b) expand the type of Awards available under the Plan;

         (c) materially expand the class of persons eligible to receive Awards;

         (d) extend the term of the Plan;

         (e) materially change the method of determining the exercise price per share of Stock Options;

         (f) re-price an outstanding Stock Option;

         (g) increase the maximum number of shares subject to Stock Options that may be granted to a Participant (except as provided in Section 12); or

         (h) delete or limit the provisions of Section 9(f) (repricing prohibition) or Section 11 (loan prohibition).

In addition, any "material revision" of the Plan (within the meaning of the rules of the New York Stock Exchange) not listed in Sections 19(a)-(h) above also shall require the requisite vote of the Company's shareholders.

20. NON-ALIENATION OF BENEFITS.

         Except as otherwise determined by the Committee pursuant to Section 9(d), no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit, prior to receipt thereof pursuant to the provisions of the Plan, shall be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

21. SUCCESSORS AND HEIRS.

         The Plan and any properly executed elections hereunder shall be binding upon the Company and Participants, and upon any assignee or successor in interest to the Company and upon the heirs, legal representatives and beneficiaries of any Participant.

22. LIMITATION ON BENEFIT.

         No single Participant may acquire under the Plan more than 1% of the shares of Common Stock outstanding as of May 5, 2004.

23. GOVERNING LAW

         The Plan shall be construed, administered and enforced according to the laws of the State of Tennessee (without regard to principles of conflicts of laws) except to the extent such laws are preempted by federal law.


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